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                                                                    Exhibit 12.1

                            Payless Shoesource, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                         For The Last Three Fiscal Years

                                                                          Feb. 01,            Feb. 02,            Feb. 03,
(Thousands, except per share)                                               2003                2002                2001
Earnings available for fixed charges:

Pretax earnings before minority interest and
extraordinary loss                                                       $  158,914          $   71,810          $  202,960

Fixed charges (interest expense plus interest
component of rent)                                                          104,341             109,873             105,054
                                                                         ----------          ----------          ----------

                                                                         $  263,255          $  181,683          $  308,014
                                                                         ==========          ==========          ==========
Fixed Charges

Gross interest expense                                                   $   23,549          $   30,649          $   29,316

Interest factor attributable to rent expense                                 80,792              79,224              75,738
                                                                         ----------          ----------          ----------

                                                                         $  104,341          $  109,873          $  105,054
                                                                         ==========          ==========          ==========

Ratio of earnings to fixed charges                                              2.5                 1.7                 2.9
                                                                         ==========          ==========          ==========